AMENDED AND RESTATED
                                     BY-LAWS
                            (as amended May 16, 2000)

                                       OF
                             DIGNITY PARTNERS, INC.

                                    ARTICLE 1

                                  Stockholders

Section 1.1. Time and Place of Meeting.All  meetings of the stockholders will be
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held at such time and place, within or without the State of Delaware,  as may be designated by the Board of Directors (the "Board") or, in the absence of a designation by the Board, the Chairman of the Board (the "Chairman") or a Vice Chairman and stated in the notice of meeting. The Board, the Chairman, or a Vice Chairman may postpone any previously scheduled annual or special meeting of the stockholders.

Section 1.2. Annual Meetings. An annual meeting of stockholders shall be held at
             ---------------
such date as may be designated from time to time by the Board, at which meeting the stockholders will elect by a plurality vote the Directors to be elected at such meeting and will transact such other business as may properly be brought before the meeting in accordance with Section 1.9.

Section 1.3. Special Meetings. Special meetings of stockholders, for any purpose
             ----------------
or purposes, unless otherwise prescribed by law or the Corporation's Second Amended and Restated Certificate of Incorporation, as the same may be hereafter amended, including pursuant to a Preferred Stock Designation (the "Certificate), may be called only by a majority of the Board, or by a committee of the Board which has been duly designated by the Board and whose powers and authority, as expressly provided in a resolution of the Board, include the power to call such meetings. Special meetings of holders of the outstanding Preferred Stock, if any, may be called in the manner, by the person or persons and for the purposes provided in the applicable Preferred Stock Designation. At a special meeting, no business shall be conducted and no corporate action shall be taken other than that stated in the notice of such meeting.

Section  1.4.   Notice  of  Meetings.   Written   notice  of  every  meeting  of
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stockholders,  which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or by law. Unless otherwise provided by law, the Certificate or these By-laws, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

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Section 1.5. Adjournments.  Any meeting of stockholders may adjourn from time to
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time to reconvene at the same or some other place,  and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the
                                                --------
adjournment is for more than thirty calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity with
Section 1.3. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section  1.6.  Inspectors.  The  Board may  appoint  one or more  inspectors  of
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election to act as judges of the voting and to determine  those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of such meeting. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.

Section 1.7. Quorum. Except as otherwise provided by law or in a Preferred Stock Designation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

Section 1.8.  Voting;  Proxies.  Except as  otherwise  provided by law or in the
              ----------------
Certificate), each stockholder will be entitled to one vote for each share of stock held in the name of such stockholder on the record date for the meeting. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy must be duly executed and filed with the Secretary. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by these By-Laws or unless the Chairman or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy and which has actually voted will decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Certificate, a Preferred Stock Designation, or these By-Laws, a different vote is required, in which case such express provision will govern and control the decision of such question. Voting at meetings of stockholders need not be by written ballot.

Section 1.9 Order of Business.  (a) The  Chairman,  or such other officer of the
            -----------------
Corporation designated by the Board, will call meetings of the stockholders to order and will act as presiding

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officer thereof.  Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in such presiding officer's sole discretion to regulate the conduct of any such meeting, including without limitation (i) by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders' meeting, (ii) by ascertaining whether any stockholder or such stockholder's proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in such presiding officer's sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and (iii) by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

         (b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board in accordance with Section 1.4, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with subsection (c) of this Section 1.9.

         (c) For business to be properly requested by a stockholder to be brought before an annual meeting, the stockholder must (i) be a stockholder of the Corporation of record at the time of the giving of the notice for such annual meeting provided for in these By-Laws, (ii) be entitled to vote at such meeting, and (iii) have given timely notice thereof in writing to the Secretary of the Corporation that complies with this Section 1.9. In addition to any other applicable requirements, to be timely, a stockholder's notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the anniversary of the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of stockholders; provided, however, that in the event the annual meeting is called for a date
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that is not within 30 calendar days before or after the anniversary of the prior year's annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. In no event will the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of the foregoing, the date on which the Company first mailed its proxy materials to stockholders will be the date so described in such proxy materials. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting
(A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Corporation that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (D) any material interest of such stockholder proposing such business and any material interest of the beneficial owner, if any, on whose behalf the proposal is made in such business, (E) a description of all arrangements or understandings between such stockholder and

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any other  person or persons  (including  their  names) in  connection  with the proposal of such business by such stockholder and (F) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Notwithstanding the foregoing provisions of this Section 1.9(c), a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Section 1.9(c). For purposes of this Section 1.9(c) and Section 2.4, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act, or furnished to stockholders. Nothing in this Section 1.9(c) will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         (d) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board or a committee thereof in accordance with Section 1.3 or (ii) otherwise properly brought before the meeting by the presiding officer by or at the direction of a majority of the Board.

         (e) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Section 1.9 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, the presiding officer will so declare to the meeting and any such business will not be conducted or considered.

Section 1.9. Fixing Date for  Determination of Stockholders of Record.  In order
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that the Corporation may determine the stockholders  entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date:
(1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall be, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board; and (3) in the case of any other action, shall not be more than sixty days prior to such other actions. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to the vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a

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meeting when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 1.10. List of Stockholders Entitled to Vote. The Secretary shall prepare
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and make,  at least ten days before every  meeting of  stockholders,  a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the Directors to produce such list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.11. Action By Consent of Stockholders.  Unless otherwise restricted by
              ---------------------------------
the Certificate, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                    ARTICLE 2

                               Board of Directors

Section  2.1.  Number;  Qualification.  Subject to the  rights,  if any,  of the
               ----------------------
holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the number of Directors of the Corporation will be fixed from time to time by a vote of a majority of the Board. The Directors, other than those who may be elected by the holders of any series of the Preferred Stock, will be classified with respect to the time for which they severally hold office in accordance with the Certificate.
Directors need not be stockholders.

Section 2.2. Newly Created  Directorships and Vacancies.  Subject to the rights,
             ------------------------------------------
if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified

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in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from any cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor has been elected and qualified. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

Section  2.3.  Removal.  Subject to the  rights,  if any,  of the holders of any
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series of Preferred  Stock to elect  additional  Directors  under  circumstances specified in a Preferred Stock Designation, any Director may be removed from office (a) by the vote of a majority of the Board with or without cause and (b) by the stockholders only for cause and only in the manner provided in the Certificate.

Section 2.4 Nominations of Directors;  Election.  (a) Subject to the rights,  if
            -----------------------------------
any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, only persons who are nominated in accordance with the following procedures will be eligible for election at a meeting of stockholders as Directors of the Corporation.

         (b) Nominations of persons for election as Directors of the Corporation may be made only at an annual meeting of stockholders (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (A) who is a stockholder of record at the time of giving of the notice provided for in this
Section 2.4, (B) who is entitled to vote for the election of Directors at such meeting, and (C) who complies with the notice procedures set forth in this
Section 2.4. In addition to any other applicable requirements, all nominations by stockholders must be made pursuant to timely written notice to the Secretary of the Corporation in accordance with subsection (c) of this Section 2.4.

         (c) To be timely, a stockholder's notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of stockholders; provided, however, that in
                                                      --------  -------
the event that the annual meeting is called for a date that is not within 30 calendar days before or after the anniversary of the prior year's annual meeting, notice by the stockholder to be timely must be so received not later than the close of business of the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. In no event will the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of the foregoing, the date on which the Company first mailed its proxy materials to stockholders will be the date so described in such proxy materials. To be in proper written form, such stockholder's notice to the Secretary must set forth or include (i) the name and address, as they appear on the Corporation's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv)

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a description of all arrangements or understandings  between or among any of (A)
the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement or other filings required to be filed pursuant to the proxy rules of the Securities and Exchange Commission under the Exchange Act had the nominee been nominated, or intended to be nominated, by the Board; and (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected. At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of any annual meeting will determine whether a nomination was made in accordance with this
Section 2.4, and if he or she should determine that a nomination was not made in accordance with this Section 2.4, he or she will so declare to the meeting and such nomination will be disregarded. Notwithstanding the foregoing provisions of
this  Section  2.4,  a  stockholder   must  also  comply  with  all   applicable
requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4.

Section 2.4. Resignation.  Any Director may resign at any time by giving written
             -----------
notice of such resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

Section 2.5. Regular Meetings. Regular meetings of the Board may be held at such
             ----------------
places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notices thereof need not be given.

Section 2.6. Special Meetings.  Special meetings of the Board may be held at any
             ----------------
time or place within or without the State of Delaware whenever called by the Chairman or the President. Notice of a special meeting of the Board shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

Section  2.7.  Telephonic  Meetings  Permitted.  Members  of the  Board,  or any
               --------------------------------
committee thereof, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in accordance with this Section 2.8 shall constitute presence in person at such meeting.

Section 2.8.  Quorum;  Vote Required for Action.  At all meetings of the Board a
              ---------------------------------
majority of the Board shall constitute a quorum. When a quorum is present at any meeting, the vote of the majority of the Directors present at the meeting shall be the act of the Board unless the action is one upon which by express provision of law, the Certificate or these By-Laws, a different vote is required, in which case such express provision will govern.

Section 2.9.  Organization.  Meetings  of  the  Board  shall  be  presided  over
              ------------
by the Chairman, or in the Chairman's absence by an acting chairman chosen by the Board.

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Section 2.10.  Written Action by Directors.  Any action required or permitted to
               ---------------------------
be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

Section  2.11.  Committees  of the Board.  The Board may  designate  one or more
                ------------------------
committees, each committee to consist of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have and may exercise all the powers and authority as set forth in the resolution of the Board which created such committee.

Section 2.12.  Compensation.  The Board may establish such compensation for, and
               ------------
reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, or for other services by Directors to the Corporation or any of its majority-owned subsidiaries, as the Board may determine.

Section 2.13      Rules.  The  Board may adopt  rules and  regulations  for the
                  -----
conduct  of its  meetings  and the management of the affairs of the Corporation.

                                    ARTICLE 3

                                    Officers

Section 3.1. Officers;  Election;  Qualifications;  Term of Office; Resignation;
             ------------------------------------------------------------------
Removal;  Vacancies.  The Board shall elect a President and a Secretary,  and it
-------------------
may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committee thereof. The Board may also appoint one or more Vice Presidents (including Executive, Senior or other designated Vice Presidents), a Chief Financial Officer, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding such officer's election, or until such officer's successor is elected and qualified or until such officer's earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

Section  3.2.  Powers and Duties of Officers.  The  officers of the  Corporation
               ------------------------------
shall have such powers and duties in the management of the Corporation as may be prescribed by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

Section 3.3.  Compensation.  The  compensation of all officers and agents of the
              -------------
Corporation who are also Directors of the Corporation will be fixed by the Board or by a committee of the Board. The

Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Corporation to an officer of the Corporation.

                                    ARTICLE 4

                                      Stock

Section  4.1.  Certificates.  Every  holder of stock shall be entitled to have a
               ------------
certificate, in such form as shall be approved by, or pursuant to authority granted by, the Board. Each certificate shall be numbered in the order of its issue, shall be signed by or in the name of the Corporation by the Chairman or Vice Chairman, if any, or the President or any Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary and shall state the number of shares owned of record by such stockholder in the Corporation. Where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and/or a registrar, the signature of any such Chairman, Vice-Chairman, President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon have not ceased to be such officer or officers of the Corporation.

Section 4.2. Registration and Transfer of Shares. The name of each person owning
             -----------------------------------
a share of the stock of the Corporation shall be entered on the books of the Corporation together with the number and class of shares held by such person, the numbers of the certificates covering such shares and the dates of issue of such certificates. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer.

         The Board may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint one or more transfer agents, transfer clerks or registrars and may require all certificates of stock to bear the signature of either or both.

Section 4.3.  Lost,  Stolen or  Destroyed  Stock  Certificates;  Issuance of New
              ------------------------------------------------------------------
Certificates.  The Corporation may issue a new certificate of stock in the place
------------
of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the record owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation, any transfer agent and any registrar a bond sufficient to indemnify each of them against any claim that may be made against any one or more of them on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                    ARTICLE 5

                                  Miscellaneous

Section 5.1       Fiscal  Year.  The  fiscal  year of the  Corporation  shall be
                  ------------
determined  from  time to time by Resolution of the Board.

Section 5.2.      Seal.The corporate seal shall have the name of the Corporation
                  ----
inscribed thereon and shall be in such form as may be approved from time to time by the Board.

Section  5.3.  Generally.  Whenever  by  law  or  under  the  provisions  of the
               ---------
Certificate or these By-Laws, notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his, her, or its address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notice to Directors may also be given by telephone, telegram, telex, facsimile, or similar medium of communication or as may otherwise be permitted by these By-laws.

Section  5.4.  Waiver of Notice  of  Meetings  of  Stockholders,  Directors  and
               -----------------------------------------------------------------
Committees.  Any  written  waiver of notice,  signed by the person  entitled  to
----------
notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or any regular or special meeting of the Board or a committee thereof need be specified in any written waiver of notice.

Section  5.5.  Amendments.  Except  as  otherwise  provided  by  law  or by  the
               ----------
Certificate or these By-Laws, these By-Laws or any of them may be amended or supplemented in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (b) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders.